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Exhibit 99.8

ADMISSION TICKET
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

        The Special Meeting of Stockholders of Kmart Holding Corporation will be held on                        , Eastern Time, at            .

        There are 3 proposals to be voted on at the Special Meeting:

          1.     Adoption of the Agreement and Plan of Merger, dated as of November 16, 2004, by and among Kmart Holding Corporation, Sears, Roebuck and Co., Sears Holdings Corporation, Kmart Acquisition Corp. and Sears Acquisition Corp.

          2.     Approval of proposals to exclude from the restated certificate of incorporation of Sears Holdings Corporation certain bankruptcy-related provisions that currently exist in the certificate of incorporation of Kmart relating to (A) the prohibition on the issuance of nonvoting equity securities and (B) the rights of certain named stockholders to designate directors.

          3.     Approval of the grants to Aylwin B. Lewis of (A) 50,781 restricted shares of Kmart common stock, (B) options to acquire 150,000 shares of Kmart common stock, and (C) a number of restricted shares of Kmart common stock equal to $1 million (based on a per share price determined immediately prior to the consummation of the mergers).

        We will also transact any other business properly brought before the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

        If you were a stockholder of record at the close of business on                        , 2005, you are entitled to vote at the Special Meeting.

                      By order of the Board of Directors

                      James E. Defebaugh
                      Senior Vice President,
                      Chief Legal Officer

DETACH HERE

KMART HOLDING CORPORATION
PROXY/VOTING INSTRUCTION

SPECIAL MEETING OF STOCKHOLDERS
                        , 2005

This Proxy is Solicited on behalf of the Board of Directors.

        The undersigned, as a holder of common stock of Kmart Holding Corporation (the "Company"), hereby appoints Aylwin B. Lewis, William C. Crowley and James E. Defebaugh, and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and to vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held            ,            , 2005 (the "Meeting"), and at any adjournment or postponement thereof, as indicated on the reverse side of this card with respect to Proposals 1, 2 and 3, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

IMPORTANT: UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE
MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

HAS YOUR ADDRESS CHANGED?

SEE REVERSE SIDE

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SPECIAL MEETING
[KMART(R) LOGO]	ADMISSION TICKET
This ticket will admit stockholder.

c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

SPECIAL MEETING OF STOCKHOLDERS

TIME:
PLACE:

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

	VOTE-BY-INTERNET	OR		VOTE-BY-TELEPHONE
	[PICTURE OF COMPUTER]			[PICTURE OF TELEPHONE]

1.	LOG ON TO THE INTERNET AND GO TO		1.	CALL TOLL-FREE
	http://www.eproxyvote.com/kmrt			1-877-PRX-VOTE (1-877-779-8683)

2.	FOLLOW THE EASY STEPS OUTLINED ON		2.	FOLLOW THE EASY RECORDED
	THE SECURED WEBSITE.			INSTRUCTIONS

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL

THE BOARD OF DIRECTORS OF KMART HOLDING CORPORATION RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN

Proposal 1. Adoption of the Agreement and Plan of Merger, dated as of November 16, 2004, by and among Kmart Holding Corporation, Sears, Roebuck and Co., Sears Holdings Corporation, Kmart Acquisition Corp. and Sears Acquisition Corp.	☐	☐	☐

Proposal 2. Approval of the following proposals to exclude certain bankruptcy-related provisions that currently exist in the certificate of incorporation of Kmart from the restated certificate of incorporation of Sears Holdings Corporation:
A. Approval to have no prohibition on the issuance of nonvoting equity securities.	☐	☐	☐
B. Approval to exclude the rights of certain named stockholders to designate directors to the board of directors.	☐	☐	☐

Completion of the mergers is conditioned on approval of each of proposals 2A and 2B, unless waived by Kmart and Sears. As a result, a vote against either of these proposals effectively will be a vote against adoption of the merger agreement.

Proposal 3. Approval of the grants to Aylwin B. Lewis of (A) 50,781 restricted shares of Kmart common stock, (B) options to acquire 150,000 shares of Kmart common stock, and (C) a number of restricted shares of Kmart common stock equal to $1 million (based on a per share price determined immediately prior to the consummation of the mergers).	☐	☐	☐

Mark here if an address change has been noted on the reverse side of this card.    ☐

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, both holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

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